UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2016

Wishbone Pet Products Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-183839	Pending
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2857 Sherwood Heights Drive
Oakville, Ontario, Canada	L6J 7J9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 888-414-6832

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[  ]   Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

ITEM 4.01	Changes in Registrant’s Certifying Accountant.

On November 1, 2016, George Stewart, CPA (“Stewart”) advised us that he was resigning as our certifying accountant as part of his transition to retirement. Stewart’s audit report on our financial statements for the fiscal years ended April 30, 2016 and 2015 did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles. Furthermore, there were no disagreements between us and Stewart relating to the fiscal periods audited or any subsequent interim period through to the date that he provided us with his notice of resignation.

The Report of Independent Registered Public Accounting Firm that Stewart issued on the financial statements for the fiscal years ended April 30, 2016 and 2015 did express an opinion that there was substantial doubt as to our ability to continue as a going concern.

There were no disagreements with Stewart on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to his satisfaction, would have caused him to make reference to the subject matter of the disagreement in connection with his report and his review of our interim financial statements for the interim periods ended July 31, 2016.

We engaged Fruci & Associates II, PLLC (“Fruci”) as our new independent accountant on December 16, 2016. We did not consult with Fruci prior to the date of engagement regarding the application of accounting principles, the type of audit opinion that might be rendered by it any other similar matter.

Our Board of Directors approved the decision to change accountants.

Exhibits:

16.1	Letter from George Stewart, CPA, to the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wishbone Pet Products Inc.

By:	/s/ Rami Tabet
Rami Tabet, President

DATED: December 16, 2016